Exhibit 15.1
[ROTHSTEIN, KASS & COMPANY, P.C. LETTERHEAD]
July 20, 2010
Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549
Re:	Navios Maritime Acquisition Corp. (Commission File No. 001-34104)
We have read the statements that we understand Navios Maritime Acquisition Corp. will include under Item 15.1 of the Form 6-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.
Yours truly,
/s/ Rothstein, Kass & Company, P.C.
Rothstein, Kass & Company, P.C.